Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Western Asset Emerging Markets Debt Fund Inc.:

We consent to the use of our report dated February 19, 2016, with respect to the financial statements of Western Asset Emerging Markets Debt Fund Inc. as of December 31, 2015, incorporated herein by reference and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus on Form N-14.

/s/ KPMG LLP

New York, New York

September 23, 2016